Exhibit 10(bb)

NON-EMPLOYEE DIRECTOR FEE ARRANGEMENTS

Non-employee directors are paid an annual retainer fee of $200,000. If the Chairman of the Board is not an employee of the Corporation, he or she is paid an additional annual fee of $50,000. If the Chairman of the Board is an employee of the Corporation, a Presiding or Lead Director is appointed who is paid an additional annual fee of $25,000. Committee Chairs are paid an additional annual fee of $20,000.

No meeting fees or committee membership fees are paid.